                                                                      EXHIBIT 12

                                 NABISCO, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN MILLIONS)

                                                                                                      THREE MONTHS
                                                                                                          ENDED
                                                                                                     MARCH 31, 1998
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Earnings before fixed charges:
  Net income......................................................................................      $      55
  Provision for income taxes......................................................................             38
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  Income before income taxes......................................................................             93
  Interest and debt expense.......................................................................             80
  Interest portion of rental expense..............................................................              7
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Earnings before fixed charges.....................................................................      $     180
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Fixed charges:
  Interest and debt expense.......................................................................      $      80
  Interest portion of rental expense..............................................................              7
  Capitalized interest............................................................................              1
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    Total fixed charges...........................................................................      $      88
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Ratio of earnings to fixed charges................................................................            2.0
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